UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 19, 2008
Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809

(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas Texas	75254

(Address of Principal Executive Offices)	(Zip Code)
(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 19, 2008, Capital Senior Living Corporation (the “Company”), entered into a Settlement Agreement with West Creek Capital, LLC, Harvey Hanerfeld, and Roger Feldman and a Settlement Agreement with Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC, Stephen J. Heyman, and James F. Adelson (collectively, the “Settlement Agreements”) settling the proposed election contest in connection with the Company’s upcoming annual meeting of stockholders (the “Annual Meeting”). Pursuant to the terms of the Settlement Agreements, the Company’s Board of Directors (the “Board”) was increased from seven to nine directors. To fill the vacancies resulting from such increase, effective March 25, 2008, Harvey Hanerfeld was appointed to the Board to serve as a director for a term expiring at the 2010 annual meeting of stockholders and Peter L. Martin was appointed to the Board to serve as director for a term expiring at the 2008 annual meeting of stockholders (the “2008 Annual Meeting”). The Company has nominated Mr. Martin for election as a director at the 2008 Annual Meeting. As a result, the slate of director nominees to be presented by the Company for election at the 2008 Annual Meeting will consist of current Board members Lawrence A. Cohen and Craig F. Hartberg, as well as Peter L. Martin.
     Pursuant to the Settlement Agreements and following the 2008 Annual Meeting, the Board will also appoint Mr. Martin and Mr. Hanerfeld to the Compensation Committee and the Nominating Committee, respectively. The Board has agreed to appoint, at the election of West Creek, either Mr. Hanerfeld or Mr. Martin to serve on any other committee of the Board, subject to the satisfaction of any qualifications for such service.
     On March 25, 2008, the Company formed a Special Committee of the Board to actively explore and consider for recommendation to the Board strategic alternatives for the Company. The Board appointed Lawrence Cohen, James Stroud, Jim Moore, Harvey Hanerfeld and Peter Martin as the members of the Special Committee.
     The foregoing summary of the Settlement Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the Settlement Agreements, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     The Company is announcing that its 2008 Annual Meeting will be held at The Waldorf Astoria, 301 Park Avenue, New York, New York 10022 at 10:00 a.m. Eastern Time, on May 15, 2008. The record date for stockholders who are entitled to vote at the meeting is March 17, 2008.
     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The exhibit contains and may implicate, forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
Item 8.01 Other Events
     On March 24, 2008, the Company issued a press release announcing the proposed expansion of the size of its board of directors, the proposed election of Harvey Hanerfeld and Peter L. Martin as new directors, the proposed formation of a Special Committee and the entry into the Settlement Agreements. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.
10.1	Settlement Agreement, dated March 19, 2008, by and among Capital Senior Living Corporation, West Creek Capital, LLC, Harvey Hanerfeld and Roger Feldman.

10.2	Settlement Agreement, dated March 19, 2008, by and among Capital Senior Living Corporation, Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC, Stephen J. Heyman, and James F. Adelson.

99.1	Press Release dated March 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2008	Capital Senior Living Corporation
	By:	/s/ David R. Brickman
		Name:	David R. Brickman
		Title:	Vice President and General Counsel

EXHIBIT INDEX
     The following exhibits to this current report on Form 8-K are being filed pursuant to Item 7.01:
10.1	Settlement Agreement, dated March 19, 2008, by and among Capital Senior Living Corporation, West Creek Capital, LLC, Harvey Hanerfeld and Roger Feldman.

10.2	Settlement Agreement, dated March 19, 2008, by and among Capital Senior Living Corporation, Boston Avenue Capital, LLC, Yorktown A Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC, Stephen J. Heyman, and James F. Adelson.

99.1	Press Release dated March 24, 2008.